CREDIT SUISSE FIRST BOSTON                                                                 Exhibit 20                 Page 1
                                                      AUTOFINANCE GROUP, INC.

                                     MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                                              January 1, 1998 through January 31, 1998

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------

(A) Original Total Portfolio                                                                      $110,005,944.94
(B) Class A Noteholders' Percentage                                                                         67.00%
(C) Original Class A Note Balance                                                                  $73,703,000.00
(D) Class A Note Rate                                                                                        6.35%
(E) Class B Noteholders' Percentage                                                                         17.00%
(F) Original Class B Note Balance                                                                  $18,701,000.00
(G) Class B Note Rate                                                                                        6.65%
(H) Class C Noteholders' Percentage                                                                         10.00%
(I) Original Class C Note Balance                                                                  $11,000,000.00
(J) Class C Note Rate                                                                                        7.20%
(K) Class D Certificateholders' Percentage                                                                   6.00%
(L) Original Class D Certificate Balance                                                            $6,601,944.94
(M) Class D Certificate Rate                                                                                 0.00%
(N) Servicing Fee Rate                                                                                       3.50%
(O) Original Weighted Average Coupon (WAC)                                                                  20.08%
(P) Original Weighted Average Remaining Term (WAM)                                                          54.68 months
(Q) Number of Contracts                                                                                     9,172
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                          5,500,297.25
    (ii)  Minimum Specified Reserve Balance                                                          2,200,118.90
    (iii) Initial Deposit                                                                            1,650,089.17

(S) Noteholders' Percentage                                                                                 94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                    Total Trust
------------------------------------------------                                                    -----------

(A) Total Portfolio Outstanding                                                                    $85,967,433.73
(B) Total Portfolio Pool Factor                                                                         0.7814799
(C) Class A Note Balance                                                                           $57,272,294.78
(D) Class A Principal Factor                                                                            0.7770687
(E) Class A Interest Carryover Shortfall                                                                     0.00
(F) Class A Principal Carryover Shortfall                                                                    0.00
(G) Class B Note Balance                                                                           $14,531,961.85
(H) Class B Principal Factor                                                                            0.7770687
(I) Class B Interest Carryover Shortfall                                                                     0.00
(J) Class B Principal Carryover Shortfall                                                                    0.00
(K) Class C Note Balance                                                                            $8,547,755.76
(L) Class C Principal Factor                                                                            0.7770687
(M) Class C Interest Carryover Shortfall                                                                     0.00
(N) Class C Principal Carryover Shortfall                                                                    0.00
(O) Class D Certificate Balance                                                                     $5,615,421.33
(P) Reserve Account Balance                                                                          2,925,226.94
(Q) Payahead Account Balance                                                                           123,391.62
(R) Aggregate Subordinated Servicing Fees to Date                                                    2,064,237.04
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                      0.00
(T) Cumulative Net Losses for All Prior Periods                                                      6,838,630.10
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                    20.00%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                            48.20 months
(W) Number of Contracts                                                                                     7,784

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                               $1,915,841.30
    (ii)  Interest Payments Received                                                                 1,375,500.48
    (iii) Repurchased Loan Principal                                                                         0.00
    (iv)  Repurchased Loan Interest                                                                          0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                              28,460.35
(C) Amount Applied From Payahead Account                                                                     0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                    19.99%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                        47.20 months
(F) Remaining Number of Contracts                                                                           7,548
(G) Delinquent Contracts
                                                                            Contracts                      Amount
                                                                            ---------

    (i)   30-59 Days Delinquent                                             196            2.60%    $2,211,716.94       2.70%
    (ii)  60-89 Days Delinquent                                               0            0.00%             0.00       0.00
    (iii) 90 Days or More Delinquent                                          0            0.00%             0.00       0.00

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                      $1,123,750.09
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                         $1,992,170.23
    (ii)  Net Liquidation Proceeds Received During the Collection Period                               704,478.33
    (iii) Recoveries on Previously Liquidated Contracts                                                163,941.81
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                           224


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated June 1, 1997, and is correct, to the best of my knowledge.

                                               Controller                                   02-10-98
/s/ Thomas R. Blend
--------------------------------------------------------                                    -----------
Signature                                      Title                                        Date

CREDIT SUISSE FIRST BOSTON                                                                     Exhibit 20       Page 2
                                       AUTOFINANCE GROUP, INC.

                      MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                              January 1, 1998 through January 31, 1998

I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                    $1,915,841.30
(B) Interest Payments Received (C(A)ii)                                                     1,375,500.48
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                  868,420.14
(D) Principal on Repurchased Contracts (C(A)iii)                                                    0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                      0.00
                                                                                           -------------

(F) Total Collections (A+B+C+D+E)                                                          $4,159,761.92

                                                                                           -------------

(G) Total Available Amount (F)                                                             $4,159,761.92

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                    $1,915,841.30
(B) Principal on Repurchased Contracts (C(A)iii)                                                    0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                               1,992,170.23
                                                                                           -------------
(D) Principal Distribution Amount (A+B+C)                                                  $3,908,011.53


(E) Current Servicing Fee (Subordinated)                                                     $250,738.35
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                           0.00
                                                                                           -------------
(G) Total Servicing Fees Payable                                                                    0.00
(H) Servicing Fees Paid from Collection Account                                                     0.00
(I) Reserve Account Draw for Servicing Fees Payable                                                 0.00
(J) Servicing Fee Shortfall                                                                         0.00
(K) Current Subordinated Servicing Fee                                                        250,738.35
(L) Aggregate Subordinated Servicing Fees Before (P)                                        2,314,975.39

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                      $303,065.89
    (ii)   Class A Interest Distributable Amount                                              303,065.89
    (iii)   Class A Monthly Principal Distributable Amount                                  2,618,373.02
    (iv)   Class A Principal Distributable Amount                                           2,618,373.02
                                                                                           -------------

    (v) Total Distributable Amount (i+ii)                                                  $2,921,438.91
    (vi) Class A Interest Paid from Collection Account                                        303,065.89
    (vii) Reserve Account Draw for Class A Interest Payable                                        $0.00
    (viii) Class A Interest Carryover Shortfall                                                    $0.00
    (ix) Class A Principal Paid from Collection Account                                     2,618,373.02
    (x) Reserve Account Draw for Class A Principal Payable                                          0.00
    (xi) Class A Principal Carryover Shortfall                                                      0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                       $80,531.29
    (ii)   Class B Interest Distributable Amount                                               80,531.29
    (iii)   Class B Monthly Principal Distributable Amount                                    664,371.79
    (iv)   Class B Principal Distributable Amount                                             664,371.79
                                                                                           -------------

    (v) Total Distributable Amount (i+ii)                                                    $744,903.08
    (vi) Class B Interest Paid from Collection Account                                         80,531.29
    (vii) Reserve Account Draw for Class B Interest Payable                                        $0.00
    (viii) Class B Interest Carryover Shortfall                                                    $0.00
    (ix) Class B Principal Paid from Collection Account                                       664,371.79
    (x) Reserve Account Draw for Class B Principal Payable                                          0.00
    (xi) Class B Principal Carryover Shortfall                                                      0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                       $51,286.53
    (ii)   Class C Interest Distributable Amount                                               51,286.53
    (iii)   Class C Monthly Principal Distributable Amount                                    390,786.04
    (iv)   Class C Principal Distributable Amount                                             390,786.04
                                                                                           -------------

    (v) Total Distributable Amount (i+ii)                                                    $442,072.57
    (vi) Class C Interest Paid from Collection Account                                         51,286.53
    (vii) Reserve Account Draw for Class C Interest Payable                                        $0.00
    (viii) Class C Interest Carryover Shortfall                                                    $0.00
    (ix) Class C Principal Paid from Collection Account                                       390,786.04
    (x) Reserve Account Draw for Class C Principal Payable                                          0.00
    (xi) Class C Principal Carryover Shortfall                                                      0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))     $2,314,975.39
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                  0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                            $2,314,975.39

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                            $234,480.69
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                     0.00

CREDIT SUISSE FIRST BOSTON                                                                     Exhibit 20           Page 3
                                       AUTOFINANCE GROUP, INC.

                      MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                              January 1, 1998 through January 31, 1998

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                                     $123,391.62
(B) Amounts Applied to Payahead Account (C(B))                                                            28,460.35
(C) Amounts Withdrawn from Payahead Account (C(C))                                                             0.00
                                                                                                    ----------------
(D) Ending Period Balance                                                                               $151,851.97

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                            Begin. of Period        End of Period
                                                                            ----------------        -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                                $85,967,433.73          $82,059,422.20
    (ii)   Total Pool Factor                                                      0.7814799               0.7459544
    (iii)  Receivables Balance                                                85,967,433.73           82,059,422.20
    (iv)   Prefunding Account Balance                                                  0.00                    0.00
    (v)    Class A Note Balance                                              $57,272,294.78          $54,653,921.76
    (vi)   Class A Principal Factor                                               0.7770687               0.7415427
    (vii)  Class B Note Balance                                              $14,531,961.85          $13,867,590.06
    (viii) Class B Principal Factor                                               0.7770687               0.7415427
    (ix)   Class C Note Balance                                               $8,547,755.76           $8,156,969.72
    (viii) Class C Principal Factor                                               0.7770687               0.7415427
    (ix)   Class D Certificate Balance                                        $5,615,421.33           $5,380,940.64

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                               20.00%                  19.99%
    (ii)  Weighted Average Remaining Maturity (WAM)                                   48.20  months           47.20  months
    (iii) Remaining Number of Contracts                                               7,784                   7,548



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------

(A) Beginning RA Balance (B(H))                                                                       $2,925,226.94

(B) Draw for Servicing Fee (II(I))                                                                             0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                 0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                 0.00

(I) Overcollateralization Amount                                                                     $27,405,500.44
(J) Maximum Specified Reserve Balance                                                                 12,308,913.33
(K) Specified Reserve Account Balance                                                                 12,308,913.33

(L) Amount Available for Deposit to the RA                                                                51,347.37
                                                                                                    ----------------

(M) RA Balance Prior to Release                                                                       $2,976,574.31
(N) Specified Reserve Account Balance                                                                 12,308,913.33
(O) Reserve Account Release                                                                                    0.00

(P) Ending Reserve Account Balance                                                                    $2,976,574.31


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                       $1,123,750.09
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                   $1,992,170.23
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                        704,478.33
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                        163,941.81
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                 7,962,380.19

(D) Delinquent and Repossessed Contracts
                                                                               Contracts                      Amount
                                                                               ---------                      ------

    (i)   30-59 Days Delinquent (C(G)i)                                           196     2.60%       $2,211,716.94     2.70%
    (ii)  60-89 Days Delinquent (C(G)ii)                                            0     0.00%                0.00     0.00
    (iii) 90 Days or More Delinquent (C(G)iii)                                      0     0.00%                0.00     0.00

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                      224     2.97%        2,390,956.08     2.91%

CREDIT SUISSE FIRST BOSTON                                                          Exhibit 20              Page 4
                                       AUTOFINANCE GROUP, INC.

                      MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                              January 1, 1998 through January 31, 1998


   VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
   --------------------------------------------------


   (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
       (i)   Second Preceeding Collection Period                                                                   13.39%
       (ii)  Preceeding Collection Period                                                                          16.57%
       (iii) Current Collection Period                                                                             15.69%
       (iv)  Three Month Average (Avg(i,ii,iii))                                                                   15.21%

   (B) Ratio of Balance of Contracts Delinquent 60 Days or More and Balance of Financed  Vehicles Repossessed
          but not Charged off to the Outstanding Pool Balance as of Each Collection Period
       (i)   Second Preceeding Collection Period                                                                    2.79%
       (ii)  Preceeding Collection Period                                                                           3.08%
       (iii) Current Collection Period                                                                              2.91%
       (iv)  Three Month Average (Avg(i,ii,iii))                                                                    2.93%

   (C) Cumulative Net Loss Ratio                                                                                    7.24%

   (D) Loss and Delinquency Trigger Indicator                                                         Trigger Was Hit!!


   VIII. RECONCILIATION OF COLLECTION ACCOUNT
   ------------------------------------------


   (A) Collection Account Beginning Balance (I(H))                                                          4,159,761.92
   (B) Servicing Fee Paid (II(H))                                                                                   0.00
   (C) Class A Interest Paid (II(M(vi)))                                                                      303,065.89
   (D) Class B Interest Paid (II(N(vi)))                                                                       80,531.29
   (E) Class C Interest Paid (II(O(vi)))                                                                       51,286.53
   (F) Class A Principal Paid (II(M(ix)))                                                                   2,618,373.02
   (G) Class B Principal Paid (II(N(ix)))                                                                     664,371.79
   (H) Class C Principal Paid (II(O(ix)))                                                                     390,786.04
   (I) Reserve Account Deposit                                                                                 51,347.37
   (J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                                      0.00
   (K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                                    0.00
   (L) Releases to Seller                                                                                           0.00


                                    AFG Receivables Trust 1997-A                                        Exhibit 20 Page 5
                       Monthly Statement to Noteholders and Certificateholders
                                    Servicer: Key Bank USA, N.A.
                                Sub Servicer: AutoFinance Group, Inc.
                              Indenture Trustee: Bankers Trust Company
                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:       January 1, 1998 through January 31, 1998
Distribution Date:       02-17-98
Month:                   8

Statement for Class A, Class B and Class C Noteholders and Certificateholders Pursuant                     Per $1,000 Outstanding
to Section 5.6 of the Sale and Servicing Agreement                                                         Class A/Class B/Class C
                                                                                                             Certificate Amount
                                                                                                           -----------------------
(i)  Principal Distribution
          Class A Note  Amount                                                                   2,618,373.02    45.7179693
          Class B Note  Amount                                                                     664,371.79    45.7179693
          Class C Note  Amount                                                                     390,786.04    45.7179693
          Certificates  Amount                                                                     234,480.69    41.7565625


(ii)  Interest Distribution
          Class A Note  Amount                                                                     303,065.89     5.2916666
          Class B Note  Amount                                                                      80,531.29     5.5416668
          Class C Note  Amount                                                                      51,286.53     5.9999995



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)                82,059,422.20


(iv)   Class A Notes Balance (end of Collection Period)                                         54,653,921.76
        Class A Pool Factor (end of Collection Period)                                              0.7415427
        Class B Notes Balance (end of Collection Period)                                        13,867,590.06
        Class B Pool Factor (end of Collection Period)                                              0.7415427
        Class C Notes Balance (end of Collection Period)                                         8,156,969.72
        Class C Pool Factor (end of Collection Period)                                              0.7415427
        Certificates Balance (end of Collection Period)                                          5,380,940.64



(v)  Basic Servicing Fee                                                                           250,738.35     2.9166667


(vi)   Aggregate Net Losses                                                                      1,123,750.09


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                 2,976,574.31
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                12,308,913.33
        Draws on Reserve Account                                                                         0.00
        Deposits to Reserve Account                                                                 51,347.37


(viii)  Class A Notes Interest Carryover Shortfall                                                       0.00     0.0000000
         Class B Notes Interest Carryover Shortfall                                                      0.00     0.0000000
         Class C Notes Interest Carryover Shortfall                                                      0.00     0.0000000
         Class A Notes Principal Carryover Shortfall                                                     0.00     0.0000000
         Class B Notes Principal Carryover Shortfall                                                     0.00     0.0000000
         Class C Notes Principal Carryover Shortfall                                                     0.00     0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                         0.00


(x)  Delinquent Contracts
                                                                                           Number                 Balance
                                                                                   -----------------------------------------------
           30-59 Days                                                                                  196            2,211,716.94
           60-89 Days                                                                                    0                    0.00
           90 Days or More                                                                               0                    0.00